EXHIBIT 99.1

Talk America Reports First Quarter Earnings Highlighted by Continued Bundled Customer Growth

RESTON, VIRGINIA - April 27, 2004 - Talk America (NASDAQ: TALK)

Revenue Growth Driven by Success of Direct Mail

FIRST QUARTER HIGHLIGHTS
  Billed bundled lines of 623,000, up 54.9% over Q1 2003
  Net bundled adds of 66,000
  Total revenue of $109.3 million, up 24.5% over Q1 2003
  Bundled revenue of $91.7 million, up 52.4% over Q1 2003
  Net income of $8.4 million or $0.29 per fully-diluted share
  Free cash flow of $9.8 million
  Net debt reduced to $3.4 million
Talk America today announced first quarter 2004 net income of $8.4 million or $0.29 per fully-diluted share, as compared to net income of $9.1 million or $0.32 per fully-diluted share for the first quarter 2003. Included in the first quarter 2003 results is a gain of $2.2 million related to debt repurchases. For the first quarter 2003, we had adjusted net income of $7.8 million or $0.28 per fully-diluted share. There were no adjustments for the first quarter 2004.

(Note: See the schedules accompanying this news release and www.talkamerica.com for reconciliation to generally accepted accounting principles (GAAP) for the non-GAAP financial measures mentioned in this announcement and to download a copy of the investor presentation to be reviewed on today’s conference call.)

INCREASES IN BUNDLED CUSTOMER BASE DRIVES REVENUE GROWTH
Ed Meyercord, Chief Executive Officer and President, commented “our results for the quarter demonstrate our continued success in executing our ‘customer first’ strategy.” The increase of 66,000 net lines to our bundled customer base drove higher revenue growth and exceeded the 62,000 net lines added in the fourth quarter 2003. During the first quarter 2004, bundled revenues accounted for $91.7 million or 84% of total revenues, up from $60.2 million or 68% of total revenues in the first quarter 2003.

CONTINUED EXPANSION INTO NEW STATES AND INCREASED DIRECT MAIL
Talk America continued its expansion into new states in the first quarter by increasing its penetration of New York and New Jersey and by adding Alabama, Pennsylvania and Maryland as productive states. In addition, we made significant progress diversifying our marketing channels to include direct mail and other inbound channels. In the first quarter 2004, direct mail accounted for over 25% of our gross adds, up from 1% in the first quarter 2003. Customers that are brought in through these “inbound” channels generally have lower churn and will remain a continued focus throughout 2004.

DETROIT NETWORK BUILDOUT ON SCHEDULE
We hit our target of provisioning 1,000 customers on our own switch in Southfield, Michigan by the end of the first quarter.  We currently have provisioned over 1,500 customers to our switch.  We’re expanding our network test to include seven colocation facilities in the Detroit market and are formulating plans for an expanded network build-out in 2005 and 2006. Now, with an expanding base of over 623,000 bundled lines, we are pursuing networking opportunities to preserve and increase margins and expand our service offerings.

CASH FLOW DIRECTED TO DEBT REDUCTION
During the first quarter 2004, total debt was reduced from $48.6 million to $33.1 million, with a cash position at quarter end of $29.7 million. In addition, in April 2004 we redeemed an additional $15.0 million of debt. Cash flow from operations was $11.9 million, down from $14.6 million for the first quarter 2003. Capital expenditures (including capitalized software) for the first quarter 2004 were $2.0 million.

REGULATORY DEVELOPMENTS
As directed by the FCC in early April 2004, we have agreed to negotiate in good faith new commercial contracts for the receipt of wholesale phone services from the RBOCs. To date no agreements have been reached nor can any assurance be given that any agreements will be reached. We believe that consumer choice and competition will ultimately prevail.

FINANCIAL GUIDANCE
Our operational and financial targets for the second quarter 2004 and the year ended 2004 are as follows:

Metrics	Q2 2004	2004

Billed Bundled Lines	668k-678k	775k-800k
Bundled Revenue	$95 - $100 mm	$400 -$415 mm
Long Distance Revenue	$14-$16 mm	$50-$60 mm
Total Revenue	$109 - $116 mm	$450 -$475 mm
Net Income	$7 - $9 mm	$35-$37 mm
Fully Diluted EPS	$0.24 - $0.31	$1.18-$1.25

CONFERENCE CALL
Talk America management will host a conference call to discuss the first quarter 2004 operating results at 5:00 p.m. ET on Tuesday, April 27, 2004. The call can be accessed by dialing the following: US 888-740-1975, International 303-957-1275. A replay of the call will be available through 7:00 p.m. ET on May 4, 2004 by dialing the following: US 800-633-8284, International 402-977-9140. The reservation number for the replay is 21192303.

About Talk America

Talk America offers a bundle of local and long distance phone services to residential and small business customers. We deliver value in the form of savings, simplicity and quality service to our customers. We operate our own nationwide long distance network and deliver local services through wholesale operating agreements with the Bell Operating Companies. For further information, visit us online at: www.talkamerica.com.

Please Note: Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," and "targets". These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, increased price competition for long distance and local services, failure of the marketing of the bundle of local and long distance services and long distance services under our direct marketing channels and our various marketing partners, failure to manage the nonpayment of amounts due us from our customers from bundled and long distance services, attrition in the number of end users, failure or difficulties in managing our operations, including attracting and retaining qualified personnel, failure to be able to expand our active offering of local bundled services in a greater number of states, failure to provide timely and accurate billing information to customers, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, the continued availability of the unbundled network element platform of the local exchange carriers network and unbundled network element pricing methodology.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in our Annual Report on Form 10-K for the year-ended December 31, 2003, filed March 12, 2004, and any subsequent filings. We undertake no obligation to update our forward-looking statements.

--Financial Tables To Follow--

2

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	Three Months Ended March 31,

	2004	2003

Revenue	$109,321	$87,843

Costs and expenses:
Network and line costs	54,220	43,884
General and administrative expenses	15,162	12,879
Provision for doubtful accounts	3,421	2,223
Sales and marketing expenses	17,284	9,371
Depreciation and amortization	5,131	4,307

Total costs and expenses	95,218	72,664

Operating income	14,103	15,179
Other income (expense):
Interest income	101	110
Interest expense	(817)	(2,479)
Other income, net	--	2,151

Income (loss) before provision for income taxes	13,387	14,961
Provision (benefit) for income taxes	5,031	5,835

Net income	$8,356	$9,126

Income per share – Basic:

Net income per share	$0.31	$0.35

Weighted average common shares outstanding	26,674	26,376

Income per share – Diluted:

Net income per share	$0.29	$0.32

Weighted average common and common equivalent shares outstanding	28,862	29,940

3

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	March 31, 2004 (Unaudited)	December 31, 2003

Assets
Current assets:
Cash and cash equivalents	$29,749	$35,242
Accounts receivable, trade (net of allowance for uncollectible accounts of $10,032 and $9,414 at March 31, 2004 and December 31, 2003, respectively)	42,660	40,321
Deferred income taxes	24,568	24,605
Prepaid expenses and other current assets	5,941	5,427

Total current assets	102,918	105,595

Property and equipment, net	65,390	68,069
Goodwill	19,503	19,503
Intangibles, net	3,955	4,666
Deferred income taxes	36,528	40,543
Other assets	7,850	7,547

	$236,144	$245,923

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,470	$35,296
Sales, use and excise taxes	14,131	14,551
Deferred revenue Legal settlements	12,599	10,873
Current portion of long-term debt	16,797	16,806
Accrued compensation	2,905	9,888
Other current liabilities	5,769	7,027

Total current liabilities	91,671	94,441

Long-term debt	16,351	31,791

Deferred income taxes	19,920	19,904

Commitments and contingencies

Stockholders' equity:
Preferred stock - $.01 par value, 5,000,000 shares authorized; no shares outstanding	--	--
Common stock - $.01 par value, 100,000,000 shares authorized; 26,683,094 and 26,662,952 issued and outstanding at March 31, 2004 and December 31, 2003, respectively	280	280
Additional paid-in capital	354,906	354,847
Accumulated deficit	(241,984)	(250,340)
Treasury stock - $.01 par value, 1,315,789 shares at March 31,2004 and December 31, 2003, respectively	(5,000)	(5,000)

Total stockholders' equity	108,202	99,787

	$236,144	$245,923

4

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,

	2004	2003

Cash flows from operating activities:
Net income	$8,356	$9,126
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	3,421	2,223
Depreciation and amortization	5,131	4,307
Non-cash compensation	9	--
Non-cash interest and amortization of accrued interest liabilities	(65)	(65)
Gain from extinguishment of debt	--	(2,154)
Deferred income taxes	4,068	5,835
Changes in assets and liabilities:
Accounts receivable, trade	(5,760)	(5,343)
Prepaid expenses and other current assets	(514)	(145)
Other assets	(13)	1,114
Accounts payable	4,174	3,325
Sales, use and excise taxes	(420)	332
Deferred revenue	1,726	1,154
Accrued compensation	(6,983)	(2,251)
Other current liabilities	(1,258)	(2,849)

Net cash provided by operating activities	11,872	14,609

Cash flows from investing activities:
Capital expenditures	(1,220)	(2,691)
Capitalized software development costs	(811)	(663)

Net cash used in investing activities	(2,031)	(3,354)

Cash flows from financing activities:
Payments of borrowings	(15,000)	(10,793)
Payments of capital lease obligations	(384)	(16)
Proceeds from exercise of options and warrants	50	12
Purchase of treasury stock	--	(5,000)

Net cash used in financing activities	(15,334)	(15,797)

Net decrease in cash and cash equivalents	(5,493)	(4,542)
Cash and cash equivalents, beginning of period	35,242	33,588

Cash and cash equivalents, end of period	$29,749	$29,046

5

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS

Non-GAAP Financial Measures:

The non-GAAP financial measures that we use in this news release are listed below. We have included, in the schedules accompanying this news release, reconciliations of all non-GAAP financial measures in the news release to the most directly comparable GAAP measures in our financial statements.

Free Cash Flow is defined as cash from operating activities, less capital expenditures and capitalized software development costs.

Net Debt is defined as total long-term debt and short-term debt, less cash and cash equivalents.

Adjusted Net Income is defined as net income as adjusted for gain on debt purchases.

Adjusted Fully Diluted EPS is defined as earnings per share calculated based on Adjusted Net Income.

Adjusted Net Income
($ in thousands)
	1Q04	1Q03

Net Income – Reported	$8,356	$9,126
Gain on Debt Repurchase	--	(1,311)

Adjusted Net Income	$8,356	$7,815

Adjusted Fully Diluted EPS
($)
	1Q04	1Q03

Fully Diluted EPS – Reported	$0.29	$0.32
Gain on Debt Repurchase	--	(0.04)

Adjusted Fully Diluted EPS	$0.29	$0.28

Fully Diluted Shares Outstanding	28,862	29,940

Tax Rate:	37.6%	39.1%

6

Net Debt
($ in thousands)
	1Q04	4Q03	1Q03

Total Debt	$33,148	$48,597	$87,888
Cash	(29,749)	(35,242)	(29,046)

Net Debt	$3,399	$13,355	$58,842

Free Cash Flow
($ in thousands)
	1Q04	1Q03

Cash from Operations	$11,872	$14,609
Less: Capital Expenditures	(1,220)	(2,691)
Less: Capitalized Software	(811)	(663)

Free Cash Flow	$9,841	$11,255

SOURCE: Talk America Holdings, Inc.

# # #
Contact Info:
Talk America
Jeff Schwartz
215-862-1097
jschwartz@talk.com

7